U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): November 16, 2001

                           The Majestic Companies, Ltd.
            (Exact name of registrant as specified in its charter)

                                     Nevada
          (State or jurisdiction of incorporation or organization)

                                    000-28083
                            (Commission File Number)

                                   88-0293171
                    (I.R.S. Employer Identification Number)

        8880 Rio San Diego Drive, 8th Floor, San Diego, CA         92108
              (Address of principal executive offices           (Zip Code)

                 Registrant's telephone number:  (619) 209-6077


        (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     The Registrant has agreed to transfer its wholly-owned subsidiary, Majestic Modular Buildings, Ltd.("Modular"), through an Agreement and Plan of Exchange ("Agreement"). Pursuant to this Agreement, Modular will become a wholly-owned subsidiary of Global Foods Online, Inc. ("Global"). Pursuant to the terms and conditions of that Agreement, at such time as Global filed its Schedule 14C, nothing by either the Registrant or Global could cause this Agreement to be void, voidable or invalid. Global filed its Schedule 14C on November 16, 2001.

     For the acquisition of Modular, Global shall issue to the Registrant a total of Twenty-Eight Million, Five Hundred Thousand shares of the common stock of Global. The Registrant has set a record date of December 11, 2001, and will distribute, pro-rata, to each shareholder of record, as a dividend, all Twenty-Eight Million, Five Hundred Thousand shares of the common stock of Global.

     Global also signed a note payable to the Registrant for Nine Hundred Thousand Dollars ($900,000.00), payable over a sixteen (16) month period. That period shall commence on December 8, 2001 ("Effective Date") under the following structure: First payment, due on the Effective date, $10,000.00; Second payment, due one month after the Effective date, $20,000.00; Third payment, due two months after the Effective date, $30,000.00; Fourth payment, due three months after the Effective date, $40,000.00; Fifth payment, due four months after the Effective date, $50,000.00; Sixth payment, due five months after the Effective date, $50,000.00; and for the remaining ten (10) more, payments of $70,000.00 on each month thereafter after the date of the Effective date. It is understood that in any month whereby Global cannot make the payment without impairing working capital, Global may elect to make all or any portion of the payment in stock of Global at the bid price on the date the payment is due.

     Also pursuant to the terms of the Agreement, all property, real, personal and mixed, and all debts due to Modular on whatever account, as well for stock subscriptions as all other choses in action, and all and every other interest of or belonging to Modular shall remain with Modular, and the title to any real estate or any interest, whether vested by deed or otherwise, in Modular shall not revert or be in any way impaired by reason of the exchange; provided, however, that all rights of creditors and all liens upon the property of Modular shall be preserved unimpaired, and any debts, liabilities, obligations and duties of Modular shall remain with Modular.

     Modular is engaged in the business of designing, manufacturing and marketing re-locatable modular structures such as classrooms and office buildings to end users as well as to third party leasing agents for use primarily within the state of California. Modular maintains administrative and manufacturing facilities at 320 9th Street, Modesto, California.

     Modular's principal product line consists of a variety of re-locatable modular classroom structures that are sold to both public and private California school districts. The Modular's modular classroom structures are engineered and constructed in accordance with pre-approved building plans, commonly referred to as "P.C.'s" or "pre-checked" plans that conform to structural and seismic safety specifications adopted by the California Department of State Architects ("DSA"). The DSA regulates all California school construction on public land and the DSA's standards are considered to be more rigorous than the standards that typically regulate other classes of commercial portable structures.

     The Registrant believes that the transfer of Modular is a critical step in the redeployment of its assets into the Registrant's core business of developing and bringing to market its line of innovative safety and health related products.

     The Registrant plans to utilize the proceeds from the transfer of Modular to held fund development and commercialization of its safety products, potential licenses and other acquisitions of complementary technologies and products; as well as for general corporate purposes and working capital.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Financial statements as required by this item will be filed by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed (November 16, 2001) a date not later than January 15, 2002.

                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         The Majestic Companies, Ltd.



Dated: November 28, 2001                 By: /s/ Francis A. Zubrowski
                                         Francis A. Zubrowksi, President